Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2018 relating to the consolidated financial statements of Community Veterinary Clinics, LLC d/b/a VIP Petcare, which appears in the Current Report on Form 8-K/A of PetIQ, Inc. dated April 2, 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and the related prospectus of PetIQ, Inc.

/s/ BPM LLP

San Francisco, California

September 4, 2018